EXHIBIT 99.6

                              FORASOL-FORAMER N.V.
             PROXY -- EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                               FEBRUARY    , 1997

     The undersigned acknowledges receipt of the Notice of Extraordinary General Meeting of Shareholders and the Proxy Statement/Prospectus dated January 24, 1997. Christian J. Boon Falleur and Remi Dorval, each with full power of substitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Extraordinary General Meeting of Shareholders of Forasol-Foramer N.V., a Dutch limited liability company (the "Company"), to be held at the offices of Trenite Van Doorne, located at Weena
666, 3012 CN Rotterdam, The Netherlands on February    , 1997 at    :   ,
Netherlands time, or any adjournment of such meeting, and to represent and vote all Common Shares of the Company that the undersigned is entitled to vote:

                                                   FOR      AGAINST    ABSTAIN

(1)      A proposal to approve the                 [ ]        [ ]        [ ]
         transactions provided for in the
         Purchase Agreement (the "Purchase
         Agreement") dated as of December 16,
         1996 among the Company, certain
         shareholders of the Company and Pride
         Petroleum Services, Inc. ("Pride")

(2)      A proposal to dissolve the Company,       [ ]        [ ]        [ ]
         to entrust the Board of Managing
         Directors of the Company with the
         liquidation of all the Company's
         assets and liabilities, and to
         designate International Drilling
         Management B.V. to be custodian for
         the accounts and other records of the
         Company for a period of 10 years
         after completion of the liquidation

(3)      A proposal to make an advance             [ ]        [ ]        [ ]
         liquidating distribution to the
         shareholders of the Company
         consisting of shares of Common Stock
         of Pride and cash

                (Continued, and to be signed, on the other side)

     This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.

     THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED ON THE REVERSE SIDE AND, IN THE ABSENCE OF SUCH SPECIFICATIONS, WILL BE VOTED FOR THE PROPOSALS SET FORTH THEREON.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
                                          DATED: _______________________________

                                          ______________________________________
                                          (Signature)

                                          ______________________________________
                                          (Signature if jointly held)

                                          ______________________________________
                                          (Printed Name)

                                          Please sign exactly as your stock is
                                          registered. Joint owners should each
                                          sign personally. Executors,
                                          administrators, trustees, etc. should
                                          so indicate when signing.